UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2023

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(c) Appointment of Chief Operating Officer
On November 30, 2023, Darl McBride was appointed as the Chief Operating Officer of VirnetX Holding Corporation (the “Company”), effective January 1, 2024.

Prior to his appointment as the Company’s Chief Operating Officer, Mr. McBride, age 64, had been serving as the Chief Operating Officer of VirnetX KK, a Japanese subsidiary of the Company, since January 2021. While in such position, Mr. McBride’s responsibilities included expanding the Company’s line of security products into Japan as well as the broader Pacific Rim and transacting with military-affiliated partners within the United States to facilitate the collaborative development of next-generation cybersecurity and protective artificial intelligence solutions. Prior to joining the Company, Mr. McBride served as the President and Chief Executive Officer of Shout TV Inc., a social media platform that engages fans and advertisers during live events, from July 2014 to December 2020. Mr. McBride earned a bachelor’s degree in Sociology from Brigham Young University in 1984 and earned a Master of Arts in Labor & Industrial Relations from the University of Illinois at Urbana-Champaign in 1985.

In connection with Mr. McBride’s promotion, Mr. McBride and the Company expect to enter into an employment agreement (the “Employment Agreement”) that memorializes the terms of Mr. McBride’s new position and compensation package as described below:

Salary

Mr. McBride’s initial annual base salary is expected to be $354,781.44, which will be paid semi-monthly in accordance with the Company’s normal payroll procedures, effective January 1, 2024.

Equity Award

Mr. McBride is expected to be granted a restricted stock award covering 6,000 shares of the Company’s common stock. Such shares shall vest on an annual basis over two years beginning on January 1, 2024, subject to Mr. McBride’s continuing employment with the Company. This restricted stock award shall be subject to the terms and conditions of the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”) and Restricted Stock Award Agreement, including vesting requirements.

Benefits

Mr. McBride is eligible to participate in certain employee benefit programs, including medical, dental, and vision insurance, as well as the 401k retirement program. Benefits will be subject to the satisfaction of any eligibility requirements and subject to the terms of such benefit programs. In addition, Mr. McBride will be eligible to participate in the Company’s other general compensation and benefit programs described in the “Executive Compensation and Other Matters” section of the Company’s Proxy Statement filed on April 28, 2023, including bonuses subject to a performance review and stock-based awards. Such descriptions are incorporated herein by reference.

Mr. McBride’s employment with the Company is for no specified period and constitutes at-will employment. As a result, Mr. McBride may resign at any time, for any reason or for no reason. Similarly, the Company may conclude its employment relationship with Mr. McBride at any time, with or without cause, and with or without notice.

The foregoing description is reflective of Mr. McBride’s compensation, terms and conditions of his employment and is qualified in its entirety by reference to the full texts of the Employment Agreement, which the Company plans to file with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Plan.

The Company intends to enter into its standard form of indemnification agreement with Mr. McBride, a form copy of which was filed as Exhibit 10.1 of the Company’s Annual Report on Form 10-K filed on March 18, 2019.

Other than the indemnification agreement described above, Mr. McBride has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. McBride and any other persons pursuant to which Mr. McBride was appointed as Chief Operating Officer, and there are no family relationships between Mr. McBride and any director or executive officer of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer

Dated: December 6, 2023